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                                                              EXHIBIT 99.5

                      ACKNOWLEDGMENT AND AMENDING AGREEMENT

         This Agreement is made as of the 29th day of July 1999 by and between Nicollet Process Engineering, Inc., a Minnesota corporation (the "Company"), TECHinspirations, Inc. a Nevada corporation ("TECH US"), and TECHinspiration's Inc. (Cayman), a Cayman Island corporation ("TECH Cayman").

                                    RECITALS

         A) TECH US is the holder of the instruments and documents (collectively, the "Documents") listed in Exhibit A to a June 8th, 1998 nonrecourse assignment, a true copy whereof is annexed hereto as Schedule A (the "Assignment ");

         B) The Documents include, without limitation, a certain credit and security agreement dated as of May 28,1997 (the "Security Agreement") granted by Nicollet to Norwest Business Credit, Inc. (the successor to which is TECH USA pursuant to the Assignment);

         C) In this Agreement the parties intend to confirm the effectiveness of the Documents, subject to certain amendments as specified herein, and to effect the assignment of the Documents, so amended, from TECH US to TECH Cayman.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the mutual premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties hereto agree as follows:

         1. In this Agreement, capitalized terms denoting defined terms shall, if not specifically defined in this Agreement, bear the meanings attributable to them in the Security Agreement; and

                  "Holder "means TECH US prior to giving effect to the assignment set out in paragraph 5 hereof, and thereafter means TECH Cayman or any successor to TECH Cayman.

         2. The Company hereby acknowledges and confirms that each of the Documents, including without limitation the Security Agreement, are and continue to be in full force and effect as binding legal documents enforceable against the Company in accordance with their respective terms. The Company and TECH US hereby acknowledge and confirm that as of June 30th, 1999 the amount of debt owing by the Company to TECH

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                  US under the credit facilities supported by the documents
                  ("Credit Facilities") was $3,277,277 (consisting of $3,070,000 of principal and $207,277 of accrued and unpaid interest), and that as of July 29th, 1999, $3,000,100 of that debt is to be converted to equity pursuant to a purchase agreement and a conversion agreement: each dated July 29th, 1999 and made between the Company and TECH Cayman (the "Conversion Transaction")

         3. The Company hereby acknowledges and agrees that the failure of the Holder to enforce, or the election not to enforce, at any time, any of the provisions of the Documents or any of its rights in respect thereto or to insist upon strict adherence to any term of any of the Documents shall not be considered to be a waiver of such provision, right or term or in any way to effect the validity of such Documents or deprive the Holder of the right thereafter to insist upon strict adherence to that term or any other term of any of the Documents. The exercise by the Holder of any of its rights provided by any of the Documents shall not preclude or prejudice such person from exercising any other right it may have under such Documents, or under any other Document, irrespective of any previous action or proceeding taken by it. Any waiver by the Holder of the performance of any of the provisions of any Document shall be effective only if in writing and signed by a duly authorized representative of such person.

         4. The parties hereto agree and confirm that the Security Agreement has been and hereafter shall be amended as follows:

                  a) The definition therein of "Maturity Date" shall be amended to mean May 28th, 2001, or such earlier date as the Holder may advise on no less than thirty days notice in writing;

                  b) The definition therein of "Maximum Line" shall be amended to mean $800,000, or such greater or lesser amount as the Holder may in its sole and unfettered discretion elect, which election may be sufficiently evidenced by written or oral communication, or by a course of conduct.

         5. After having giving effect to the amendments set out in this Agreement, but prior to the completion of the Conversion Transaction, TECH US hereby sells, transfers, and assigns to TECH Cayman, all of TECH US's right, title and interest in each of the Documents, including all rights, privileges and obligations thereunder. TECH US and TECH Cayman agree that the assignment aforesaid shall include all of Tech US's right, title and interest in and to monies owed by the Company to TECH US under the Credit Facility provided pursuant to the Documents (including accrued and unpaid interest thereon). TECH Cayman hereby accepts the assignment of the Company's debt set out in this paragraph 5 as full satisfaction of an equivalent amount of monies owed by TECH US to

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                  TECH Cayman.

         6. The Company hereby consents to the assignment herein of the Documents from TECH US to TECH Cayman and accepts TECH Cayman as the provider of the Credit Facilities set out therein.

         7. Each of the parties hereto agrees to execute and deliver such further documents or instruments of transfer, and to do or cause to be done such further acts or things, as may be reasonably required to give effect to the provisions of this Agreement.

         8. This Agreement shall be governed by the laws of the state of Minnesota and shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors or assigns.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly authorized, executed and delivered as of the date set forth above.

                                      NICOLETT PROCESS ENGINEERING, INC.

                                      Per:
                                           -----------------------------------
                                           Name:
                                           Title:


                                      TECHINSPIRATIONS, INC.

                                      Per:
                                           -----------------------------------
                                           Name:
                                           Title:


                                      TECHINSPIRATIONS INC. (CAYMAN)

                                      Per:
                                           -----------------------------------
                                           Name:
                                           Title: